UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AVANIR PHARMACEUTICALS
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INTRODUCTORY NOTE:
On February 4, 2008, Avanir Pharmaceuticals (the “Company”) filed a Current Report on 8-K announcing an amendment to the form of bylaws of Avanir Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of the Company. The text of this disclosure is provided below.
On February 4, 2008, Avanir Pharmaceuticals, a California corporation (the “Company”) adopted an amendment to Article I, Section 7 of its proposed form of bylaws for Avanir Pharmaceuticals, Inc., a Delaware corporation (“Avanir Delaware”) and a wholly owned subsidiary of the Company. The Company is seeking shareholder approval of a proposed change of corporate domicile from California to Delaware at the 2008 annual meeting of shareholders, which will be held on February 21, 2008. If the change of domicile is approved, the Company will merge with and into Avanir Delaware, with Avanir Delaware continuing as the surviving corporation. The bylaw amendment was adopted to put in place a majority vote standard for the election of directors of Avanir Delaware in uncontested elections. The Company currently has a majority vote policy in place under its Corporate Governance Guidelines.
The amended and restated text of Article I, Section 7 of the Avanir Delaware bylaws is set forth below.
Section 7. Action at Meeting. Except where a larger vote is required by law, by the Certificate or by these Bylaws, when a quorum is present at any meeting of stockholders, any matter before any such meeting shall be decided by a majority of the shares present and entitled to vote on such matter. Notwithstanding the foregoing, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article II, Section 4 of these Bylaws. For purposes of this section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not reelected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation.
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